UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

_________________

FORM 8-K/A

Amendment No. 1 to
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2003

H&R BLOCK, INC.
(Exact name of registrant as specified in charter; Issuer of the securities held pursuant to the H&R Block Retirement Savings Plan)

Missouri	1-6089	44-0607856
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4400 Main Street, Kansas City, MO	64111
(Address of Principal Executive Offices)	(Zip Code)

(816) 753-6900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Explanatory Note: This Form 8-K/A amends the Form 8-K, dated May 12, 2003, of H&R Block, Inc. (the “Company”) to reflect the fact that, as anticipated PricewaterhouseCoopers, LLP (“PwC”) completed its audit of the H&R Block Retirement Savings Plan (the “Plan”) in conjunction with the filing on June 30, 2003 of the Plan’s Annual Report on Form 11-K. Accordingly, the Company’s previously announced change in auditors became effective with respect to the Plan on June 30, 2003.

Item 4. Changes in Registrant’s Certifying Accountant.

As previously reported on the Company’s Form 8-K filed on May 16, 2003, on May 12, 2003, PwC informed the sponsor of the Plan that it declined to stand for re-election as the independent accountants for the Plan upon completion of the audit of the Plan’s financial statements for the fiscal year ended December 31, 2002 and services related thereto.

As previously reported on the Company’s Form 8-K filed on July 14, 2003, on July 10, 2003, at the direction of Company’s Board of Directors, the Plan appointed and engaged KPMG LLP as its independent accountant for the fiscal year ended December 31, 2003.

On June 30, 2003, the Plan filed its Annual Report on Form 11-K for the Plan’s fiscal year ended December 31, 2002. In connection therewith PwC completed its audit of the Plan’s financial statements and completed its services as the Plan’s independent accountants.

The reports of PwC on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audits for the two most recent fiscal years and through June 30, 2003, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their report on the financial statements for such years.

During the two most recent fiscal years and through June 30, 2003, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). The Plan has requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter dated February 24, 2004, is attached hereto as Exhibit 16.1 to this Form 8-K/A.

Item 7. Financial Statements and Exhibits.

Exhibits. The following exhibit is filed with this report:

Exhibit 16.1 — Letter from PwC to the Securities and Exchange Commission dated February 24, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK RETIREMENT SAVINGS PLAN By: /s/ Bret G. Wilson —————————————— Bret G. Wilson Vice President and Secretary H&R Block, Inc. and HRB Management, Inc.

Date: February 24, 2004

EXHIBIT INDEX

Exhibit 16.1 Letter from PwC to the Securities and Exchange Commission dated February 24, 2004.